Exhibit 99.1

LUMBER LIQUIDATORS ANNOUNCES SENIOR MANAGEMENT APPOINTMENTS

~ Martin Agard Named Chief Financial Officer

~ Christopher Thomsen Appointed Senior Vice President and Chief Information Officer

~ Greg Whirley to Continue Serve as Senior Vice President, Finance

TOANO, Va., September 9, 2016 – Lumber Liquidators (NYSE: LL), the largest specialty retailer of hardwood flooring in North America, today announced two appointments to its senior management team. Martin “Marty” Agard will join the Company as Chief Financial Officer, and Christopher Thomsen has joined as a Senior Vice President and Chief Information Officer. Interim CFO Greg Whirley will remain with the Company in his role as Senior Vice President, Finance.

John Presley, Chief Executive Officer, commented, “We are pleased to welcome Marty Agard to Lumber Liquidators as Chief Financial Officer. Marty brings over three decades of experience in leveraging financial acumen to enhance company performance. His track record of organizational revitalization and turnaround expertise is an asset for Lumber Liquidators as we continue to progress on our strategic priorities and position the Company for growth. We are also excited to have Chris Thomsen join us in the position of Chief Information Officer. His expertise in facilitating business transformation through effective IT management represents a step forward for our team as we seek to modernize internal systems within our corporate function and across our store network.

Presley continued, “We also thank Greg Whirley for his contributions and commitment to Lumber Liquidators as interim CFO over the last 15 months. His diligence in execution has aided us at a challenging point in Lumber Liquidators’ history. I look forward to continuing to work with Greg and have great confidence that his future contributions will be integral to our success.”

Mr. Agard joins Lumber Liquidators from Kohler Company, where he most recently served as Chief Financial Officer. During his tenure at Kohler, he successfully executed on a number of restructurings and was able to streamline the financial function to optimize performance. Prior to his role at Kohler, Mr. Agard held finance, treasury and controller roles at Georgia Pacific Corporation, as well as financial roles at Procter & Gamble and Eastman Kodak. Mr. Agard holds an M.B.A. from the University of Michigan and a B.S. in Chemistry and Economics from William & Mary.

Mr. Thomsen joins the Company from Hibbett Sports, Inc., where he most recently served as Vice President and Chief Information Officer. He brings extensive experience in corporate IT solutions and planning, business intelligence and human capital management systems. Prior to Hibbet, Mr. Thomsen held IT roles of increasing responsibility at ConAgra Foods, Lowe’s and APAC Customer Services. He earned a B.S. in Business Administration from Bellevue University.

About Lumber Liquidators

With more than 370 locations, Lumber Liquidators is North America's largest specialty retailer of hardwood flooring. The Company features more than 400 top quality flooring varieties, including solid and engineered hardwood, bamboo, cork, laminate and resilient vinyl. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain your new floor. Every location is staffed with flooring experts who can provide advice and useful information about Lumber Liquidators' low priced product, much of which is in stock and ready for delivery.

With premier brands including Bellawood and Morning Star Bamboo, Lumber Liquidators' flooring is often featured on popular television shows such as HGTV's Dream Home and This Old House. For more information, please visit www.LumberLiquidators.com or call 1.800.HARDWOOD.

Lumber Liquidators aims to be the industry leader in sustainability. For more information, please visit www.LumberLiquidators.com/Sustainability. Learn more about our corporate giving program at LayItForward.LumberLiquidators.com. You can also follow the Company on Facebook and Twitter.

For further information contact:

Lumber Liquidators Investor Relations

Steve Calk

Tel: 757.566.7512

John Feld – One Simple Plan

Tel: 612.677.2248